                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes


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Pricing Supplement No. 21                                   Trade Date: 04/02/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 04/05/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is April 4, 2001



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UAW4              $1,587,000.00              5.65%                  4/15/11                 100%


    Interest Payment
       Frequency                                       Subject to                   Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption                  (including the redemption price)
    ----------------        -----------------          -----------                 --------------------------------
        10/15/01                   Yes                     Yes                             100% 10/15/04
     semi-annually                                                                   semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance               Dealer               Other Terms
    ---------------            -----------            -----------               ------               -----------
     $1,563,195.00               $23,805                 $2.00              ABN AMRO, Inc.

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